UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2005

POLYMEDICA CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	0-19842	04-3033368
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2005, PolyMedica Corporation (the “Company”) became obligated on a direct financial obligation equal to $80,000,000 by borrowing such amount under the Credit Agreement, dated as of April 12, 2005 (the “Closing Date”), among the Company, as Borrower, and the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, as amended and supplemented pursuant to a Credit Agreement Supplement and Amendment, dated as of May 24, 2005 (the “Credit Facility”). The Company used the funds received on July 15, 2005 to repurchase a certain number of shares from its shareholders pursuant to the Company’s modified “Dutch Auction” tender offer to purchase up to $150 million of its outstanding common stock, whereby the Company purchased an aggregate of 4,000,000 shares of its common stock. The tender offer expired at 12:00 midnight, Eastern Time, on Friday, July 8, 2005.

Interest on amounts borrowed under the Credit Facility is based, at the Company’s election, either on a base rate or upon a rate determined by the prevailing London Interbank Offered Rate (“LIBOR”) plus, in the case of LIBOR borrowings, an applicable margin of 75 to 125 basis points depending upon the Company’s consolidated leverage ratio.

All amounts borrowed under the Credit Facility are due on the fifth anniversary of the Closing Date. The Credit Facility is guaranteed by certain of the Company’s direct and indirect subsidiaries.

The Credit Agreement contains certain financial covenants, including but not limited to minimum net worth requirements and consolidated coverage and leverage ratios, and also contains certain affirmative and negative covenants, including but not limited to covenants regarding the delivery of financial statements and notice requirements, maintenance of properties and insurance policies, compliance with laws, keeping of records and use of proceeds, performance of material contracts, and limitations on incurring indebtedness, granting liens, guaranties, effecting certain fundamental changes, and making certain dispositions.

The Credit Agreement contains certain events of default, including but not limited to non-payment of principal or interest, violations of covenants, cross default to certain other indebtedness, failure of any loan document under the Credit Agreement to continue with full force and effect, material judgments, bankruptcy and insolvency events and change of control.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005	POLYMEDICA CORPORATION
	By:	/s/ Devin J. Andersen
		Name:	Devin J. Anderson
		Title:	General Counsel and Secretary

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